Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-8
(Form Type)

Vale S.A.

(Exact name of Registrant as specified in its charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
Equity	Common Shares(3), reserved for issuance pursuant to the Share-Based Compensation Plan	Other (2)	7,569,827	US$12.69	US$96,061,104.63	0.00013810	US$13,266.04
Total Offering Amounts					US$96,061,104.63		US$13,266.04
Total Fee Offsets(4)							US$13,266.04
Net Fee Due							US$0.00

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) shall also cover any additional Common Shares of Vale S.A. (the “Registrant”) as may become available for issuance pursuant to the Performance Shares Unit Program (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding Common Shares.

(2) The Proposed Maximum Offering Price Per Common Share has been estimated solely for the purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, on the basis of the average of the high and low reported prices of a common ADS (defined below) as reported on the New York Stock Exchange on December 12, 2025.

(3) The Common Shares of the Registrant being registered hereby may be represented in the form of the Registrant’s American Depositary Shares (“ADSs”), evidenced by American Depositary Receipts (“ADRs”), with each ADS representing one Common Share. ADRs issuable upon the deposit of the Common Shares registered hereby have been or will be registered under a separate registration statement on Form F-6. Each ADR will represent one Common Share.

Table 2: Fee Offset Claims and Sources

		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	1	Vale S.A.	S-8	333-276867	02/05/2024		$ 13,266.04	Equity	Common Stock, par value $13.7000 per share	6,560,463	$89,878,343.10
Fee Offset Sources	2	Vale S.A.	S-8	333-276867		02/05/2024						$13,266.04

Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)    The Registrant previously registered 6,605,593 shares of Common Stock pursuant to the Registration Statement on Form S-8 (File Number 333-276867) filed on February 5, 2024 (the "Prior Registration Statement"). The Registrant has withdrawn the Prior Registration Statement and any offering that included the unsold securities registered thereunder has been terminated.

Offset Note

(2)    The Registrant expects to offset the registration fee due hereunder by an amount of fees that was previously paid with respect to the Prior Registration Statement pursuant to Rule 457(p) under the Securities Act. The fee previously paid for the Prior Registration Statement was $13,357.30. Pursuant to Rule 457(p) under the Securities Act, $13,266.04 of the previously paid fee remains available for fee offsets by the Registrant as of the date of this Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the total registration fee due under this Registration Statement of $13,266.04 from the fees previously paid in connection with the Prior Registration Statement. Accordingly, no additional registration fee is being paid in connection with the filing of this Registration Statement.